Exhibit 10.1

Execution Copy

AGREEMENT FOR DISPOSITION OF ESCROWED FUNDS

This Agreement for the Disposition of Escrowed Funds (“Agreement”) is entered into on January 11, 2010, between Public Service Company of New Mexico (“PNM”), on the one hand, and on the other hand, Pacific Gas and Electric Company, Southern California Edison Company, San Diego Gas & Electric Company, the Public Utilities Commission of the State of California (“CPUC”), Edmund G. Brown Jr., Attorney General of the State of California, and the California Department of Water Resources, acting solely under the authority of power created by California Assembly Bill 1 from the First Extraordinary Session of 2001-2002, codified in Sections 8000 through 80270 of the California Water Code, and not under its powers and responsibilities with respect to the State Water Resources Development System (collectively, the “California Parties”).  PNM and the California Parties are collectively referred to herein as the “Parties” and individually as a “Party.”

Whereas, the Parties have reached an agreement in principle to settle claims asserted by the California Parties against PNM arising out of transactions in California energy markets during 2000 and 2001 (the “settlement”), the terms of which provide, among other things, for PNM to pay $45,000,000 to the California Parties through the combination of a cash payment and an assignment of receivables, and for the California Parties to release PNM from claims arising from the California energy crisis of 2000-2001, all of which will be detailed in a definitive settlement agreement (“Definitive Agreement”) to be prepared and executed by the Parties; and,

Whereas, the Parties have agreed that PNM shall pay the cash portion of the settlement consideration into an escrow account, to be established by the California Parties, prior to execution of the Definitive Agreement and prior to approval of the Definitive Agreement by the Federal Energy Regulatory Commission (“FERC”) and the CPUC, which approval will be a prerequisite to the settlement’s effectiveness; and,

Whereas, the Parties desire to enter this Agreement to govern the disposition of funds to be held in escrow pending execution of the Definitive Agreement and receipt of the required regulatory approvals.

Now, therefore the Parties agree as follows:

1.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Master Escrow Agreement II, dated May 27, 2008, between the California Parties and JP Morgan Chase Bank, a copy of which has been provided to PNM.

2.  No later than five (5) Business Days after execution of this Agreement, the California Parties shall establish an Escrow Account (“Settling Supplier Refund Escrow (PNM)”) pursuant to the terms of the Master Escrow Agreement II (except insofar as the terms

Execution Copy

of such agreement contemplate that a definitive settlement agreement between the settling parties is already in place) by issuing instructions to the Escrow Agent that comply with the terms of the Master Escrow Agreement II and the provisions of paragraph 6 of this Agreement.

3.  No later than five (5) Business Days after the later of (i) the date on which the Parties have fully executed this Agreement, or (ii) the date on which the Parties determine the amount of PNM’s receivables held in the accounts of the California Power Exchange and the California Independent System Operator as of close of business Pacific Standard Time on December 31, 2009 (the “PNM Receivables Amount”), PNM shall deposit an amount equal to forty-five million dollars ($45,000,000) less the PNM Receivables Amount into the Settling Supplier Refund Escrow (PNM).  PNM shall transfer such amount in immediately available funds to the Settling Supplier Refund Escrow (PNM) by wire transfer to the following wire address:

JP Morgan Chase Bank
ABA No 021000021
Account No. 507971817
Southwest Escrow Incoming Wire Account
FFC: Account No. 865362412; Settling Supplier Refund Escrow (PNM)
Attn. Paul Gilliam

4.  All cash amounts deposited by PNM into the Settling Supplier Refund Escrow (PNM) , and all interest accrued on such funds, shall be either (i) distributed to Settling Participants in accordance with the terms and conditions of the Definitive Agreement, or (ii) distributed to PNM pursuant to paragraph 5 of this Agreement.

5.  All cash deposits by PNM,  including accrued interest on such deposits, held in the Settling Supplier Refund Escrow (PNM) shall be distributed directly to PNM upon the occurrence of any of the following events (each, a “Termination Event”):

a.
The Parties’ efforts to prepare and execute the Definitive Agreement have been terminated based on the failure of either the California Parties or PNM to have used best efforts to complete and file with FERC the Definitive Agreement on or before January 29, 2010; or

b.	The California Parties have terminated the Definitive Agreement based on the failure of FERC to approve the Definitive Agreement on or before April 30, 2010; or

c.	PNM has terminated the Definitive Agreement based on the failure of FERC to approve the Definitive Agreement on or before September 30, 2010; or

d.
Without regard to whether either Party has exercised best efforts to prepare and execute a Definitive Agreement, the Parties’ efforts have failed to result in execution of a Definitive Agreement no later than April

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15, 2010 and either PNM or the California Parties has thereafter elected to terminate further settlement efforts based on that failure.

Within five (5) Business Days of the date of a Termination Event, the California Parties shall notify the Escrow Agent of the occurrence of a Termination Event and instruct the Escrow Agent immediately to disburse to PNM all funds deposited by it in the Settling Supplier Refund Escrow (PNM) to PNM, plus all interest that has accrued on such funds in the Settling Supplier Refund Escrow (PNM).

6.  The instructions to the Escrow Agent for establishing the Settling Supplier Refund Escrow (PNM) shall (a) identify the circumstances that constitute a Termination Event, (b) instruct the Escrow Agent immediately to distribute all funds in the Settling Supplier Refund Escrow (PNM) directly to PNM upon notice by the California Parties of the occurrence of a Termination Event, (c) include wiring instructions for the transfer of funds to PNM, and (d) be in the form of instructions set forth as Attachment A to this Agreement.

7.  Nothing in this Agreement shall be interpreted to make PNM a Party to, an Authorized Third Party to, or a third party beneficiary of, the Master Escrow Agreement II.  All costs of and responsibility for the Settling Supplier Refund Escrow (PNM) shall be borne by the California Parties.  In the event that funds are disbursed to pursuant to Paragraph 5 of this Agreement, PNM shall be responsible for taxes accruing on such funds while held in escrow.  In all other events, the California Parties shall be responsible for taxes accruing on funds held in the Settling Supplier Refund Escrow (PNM).

8.      PNM and the California Parties hereby designate this Agreement as a “Settlement Agreement” solely for purposes of Section 1.1.8 of the Master Escrow Agreement II.

9.  This Agreement and the rights and duties of the Parties shall be governed by and construed, enforced, and performed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws that would require the application of laws of another jurisdiction.

10.    This Agreement shall terminate on the Execution Date, as such term is defined in the Definitive Agreement, at which time the Definitive Agreement will supersede this Agreement with respect to the subject matter of this Agreement.   To this purpose, the Definitive Agreement shall contain provisions governing the disposition of the funds in the Settling Supplier Refund Escrow (PNM).

11.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same document.  All signatures of the Parties to this Agreement may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth in the beginning of this Agreement.

Public Service Company of New Mexico By: /s/ Pat Vincent-Collawn Name: Pat Vincent-Collawn Title: President & CEO Date: January 11, 2010	Southern California Edison Company By: /s/ Russell C. Swartz Name: Russell C. Swartz Title: Associate General Counsel Date: January 6, 2010
Pacific Gas and Electric Company By: /s/ Mark D. Patrizio Name: Mark. D. Patrizio Title: Attorney - Director Date: January 11, 2010	San Diego Gas & Electric Company By: /s/ Lee Schavrien Name: Lee Schavrien Title: SVP Regulatory & Finance Date: January 7, 2010
People of the State of California, ex rel. Edmund G. Brown Jr., Attorney General By: /s/ Martin Goyete Name: Martin Goyete Title: S.D.A.G. Date: January 8, 2010
California Department of Water
Resources, acting solely under the authority and powers created by Assembly Bill 1 of the First Extraordinary Session of 2001-2002, codified in Sections 80000 through 80270 of the California Water Code

By:             /s/ Russell C. Mills
Name:           Russell C. Mills
Title:             CFO
Date:             January 8, 2010

California Public Utilities Commission By: /s/ Elizabeth M. McQuillan Name: Elizabeth M. McQuillan Title: Staff Attorney Date: January 8, 2010

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ATTACHMENT A
TO
AGREEMENT FOR DISPOSITION OF ESCROWED FUNDS

FORM OF INSTRUCTIONS FOR ESTABLISHING PNM ESCROW

SIDLEY AUSTIN LLP 701 FIFTH AVENUE SUITE 4200 SEATTLE, WA 98104 (415) 772 7400 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
(206) 262 7682 email: etodderud@sidley.com	FOUNDED 1866

January 6, 2010

VIA FACSIMILE (713) 216-6927

Mr. Greg Campbell
Mr. Paul Gilliam
JP Morgan Chase Bank
712 Main Street, 5th Floor
TX2 SO37
Houston, TX 77002

Dear Greg and Paul:

Pursuant to Section 4.1 of the Master Escrow Agreement II, dated May 27, 2008, by and among the California Parties (as defined therein), and JP Morgan Chase Bank, the California Parties hereby instruct the Escrow Agent to establish the Escrow Accounts identified below.   Below the account names, we have identified the Party or Parties authorized to issue instructions for the disbursement of funds from that account, as required by Section 4.1 of the Escrow Agreement.   Please note that, pursuant to Section 7.2.2 of the Escrow Agreement, disbursement instructions with respect to a particular Escrow Account must be signed by all of the Parties that are authorized to instruct the Escrow Agent to make disbursements from such account.  “PNM” refers to the Public Service Company of New Mexico.

Settling Supplier Refund Escrow (PNM)  (Acct. No. 865362412)

The Parties authorized to instruct the Escrow Agent to make disbursements from the Settling Supplier Refund Escrow (PNM) shall be PG&E, SCE, SDG&E, California Attorney General, CPUC and CERS.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

PNM Escrow Account Authorization
January 6, 2010

Pursuant to Section 6.1 of the Master Escrow Agreement II, the California Parties instruct the Escrow Agent to invest all funds deposited and held in the  Settling Supplier Refund Escrow (PNM) and to reinvest all interest earned thereon, in the JP Morgan US Government Money Market Fund, Agency Class, Fund No. 1603.

The Escrow Agent shall immediately liquidate all funds held in the Settling Supplier Refund Escrow (PNM) and disburse all such funds to PNM, at the wire address set forth below, upon instructions to the Escrow Agent by the California Parties that any of the following has occurred:

a.
The Parties’ efforts to prepare and execute the Definitive Agreement have been terminated based on the failure of either the California Parties or PNM to have used best efforts to complete and file with FERC the Definitive Agreement on or before January 29, 2010; or

b.	The California Parties have terminated the Definitive Agreement based on the failure of FERC to approve the Definitive Agreement on or before April 30, 2010; or

c.	PNM has terminated the Definitive Agreement based on the failure of FERC to approve the Definitive Agreement on or before September 30, 2010; or

d.
Without regard to whether either Party has exercised best efforts to prepare and execute a Definitive Agreement, the Parties’ efforts have failed to result in execution of a Definitive Agreement no later than April 15, 2010 and either PNM or the California Parties has thereafter elected to terminate further settlement efforts based on that failure.

Upon receipt and, if necessary, confirmation of instructions from the California Parties that such event has occurred, the Escrow Agent shall disburse all funds in the Settling Supplier Refund Escrow (PNM) to the following wire address:

Account Number: 651-100-3698
Account Name: PNM Misc Depository
Bank: Wells Fargo Bank
Location: Albuquerque, New Mexico
ABA Number: 121000248
Description: Return of funds deposited for settlement of California refund claims

PNM Escrow Account Authorization
January 6, 2010

PNM will provide the Escrow Agent with a Tax Identification Number within five (5) Business Days of the date of this letter.   In the event that funds are disbursed from the Settling Suppler Refund Escrow (PNM) to PNM, PNM shall be responsible for taxes accruing on such funds while held in escrow.  In all other events, the California Parties shall be responsible for taxes accruing on funds held in the Settling Supplier Refund Escrow (PNM).

An Authorized Representative of each of  the California Parties will execute these instructions on behalf of his or her respective company or agency and send the executed letter to you.  Please contact me if you have any questions about this accounts.

Very truly yours,

 Eric Todderud

Pacific Gas and Electric Company

By:           _____________________________

Name:      _____________________________

Southern California Edison Company

By:           ______________________________

Name:      ______________________________

San Diego Gas & Electric Company

By:           ______________________________

Name:      ______________________________

PNM Escrow Account Authorization
January 6, 2010

California Public Utilities Commission

By:           ______________________________

Name:      ______________________________

People of the State of California ex rel.
Edmund G. Brown Jr., Attorney
General

By:           _____________________________

Name:      _____________________________

California Department of Water Resources, acting solely under the authority of power created by California Assembly Bill 1 from the First Extraordinary Session of 2001-2002, codified in Sections 8000 through 80270 of the California Water Code, and not under its powers and responsibilities with respect to the State Water Resources Development System.

By:           _____________________________

Name:      _____________________________